UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2005

NASHUA CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-05492	02-0170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063
(Address of principal executive offices and zip code)

(603)880-2323
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On April 1, 2005, Nashua Corporation (the “Company”) committed to a plan to exit its toner and developer business, which is included in the Company’s Imaging Supplies segment, by March 31, 2006. The toner and developer business currently employs 71 people located primarily at the Company’s Nashua and Merrimack, New Hampshire facilities. The Company expects to phase out operations of the toner and developer business by March 31, 2006 in order to fulfill customer commitments. Employees of the toner and developer business will be reduced throughout the closing period. The Company has announced that it will retain its resin business, which is also part of the Imaging Supplies segment.

The decision to exit the toner and developer business is the result of the Company’s previously announced plan to review its business and to pursue a strategy to exit non-strategic businesses, to direct its energy and investment towards new opportunities and to reduce certain costs associated with protecting certain intellectual property and operating facilities.

The Company expects to incur charges in connection with exiting the toner and developer business, which will include employee severance and other benefit expenses and other exit costs. The Company also expects to record accelerated depreciation on plant equipment during the exit period. The Company is exploring the sale of all or a portion of the assets relating to the toner and developer business. In the event of such a sale, the proceeds, when received, would partially offset the costs incurred in connection with exiting the business. However, there is no assurance that any such sale will be consummated or when and if any proceeds will be received.

The Company estimates that the aggregate employee severance expense will be in the range of $1.4 million to $1.6 million, all of which is expected to be paid by future cash expenditures.

However, the Company is currently unable in good faith to make a determination of the estimated amounts of any other charges expected to be incurred, or of the estimated amounts of cash payments expected to be paid, in connection with exiting the toner and developer business. The Company will file an amendment to this Current Report on Form 8-K under this Item 2.05 within four business days after it makes a determination of such estimates.

The plan to exit the toner and developer business is expected to be completed by March 31, 2006.

A copy of the Company’s press release issued in connection with the announcement of the plan to exit the toner and developer business is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION
Date: April 7, 2005	By /s/ John L. Patenaude
John L. Patenaude
Vice President - Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 5, 2005